UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 16, 2021

NESCO HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38186	84-2531628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6714 Pointe Inverness Way, Suite 220 Fort Wayne, Indiana	46804
(Address of principal executive offices)	(Zip code)

(800) 252-0043

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s )	Name of Exchange on Which Registered
Common Stock, $0.0001 par value	NSCO	New York Stock Exchange
Redeemable warrants, exercisable for Common Stock, $0.0001 par value	NSCO WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On February 18, 2021, Nesco Holdings, Inc. (“Nesco” or the “Company”) held a special meeting of shareholders (the “Special Meeting”) to consider certain proposals related to the Transaction (as such term is defined in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on January 20, 2021 (the “Definitive Proxy”)).

As of January 19, 2021, the record date for the Special Meeting, there were 49,156,753 shares of the Company’s common stock, par value $0.0001 per share (“Nesco common stock”) outstanding. At the Special Meeting, a total of 44,117,294 shares of Nesco common stock, representing approximately 89.74% of the outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were submitted to a vote of shareholders. For more information on each of these proposals, see the Definitive Proxy.

(1)	NYSE Proposal. The proposal to adopt and approve, for purposes of complying with applicable New York Stock Exchange listing rules, (I) the issuance, (a) pursuant to the Investment Agreement (as defined in the Definitive Proxy) of (i) between 140,000,000 and 152,600,000 newly issued shares of Nesco common stock, at a purchase price of $5.00 per share, and (ii) up to an additional 20,000,000 newly issued shares of Nesco common stock, at a purchase price of $5.00 per share, as a backstop to the Supplemental Equity Financing (as defined in the Definitive Proxy), in each case, to Platinum (as defined in the Definitive Proxy); (b) pursuant to the Investment Agreement, of shares of Nesco common stock in (i) a private placement, (ii) a registered public offering and/or (iii) a rights offering to Nesco’s stockholders, in each case, for the aggregate amount of up to $200,000,000 (including, for the avoidance of doubt the consummation of the Supplemental Equity Financing); and (c) pursuant to the Rollover Agreements (as defined in the Definitive Proxy), of an aggregate of 20,000,000 newly issued shares of Nesco common stock, at a purchase price of $5.00 per share, to Blackstone (as defined in the Definitive Proxy) and certain other direct and/or indirect equity holders of Custom Truck (as defined in the Definitive Proxy) and (II) the change of control resulting from the foregoing.
(2)	Charter Proposals. To approve an amendment to the certificate of incorporation of Nesco to:
A.	increase (i) the authorized shares of Nesco common stock from 250,000,000 to 500,000,000 and (ii) the authorized shares of preferred stock, par value $0.0001 per share, from 5,000,000 to 10,000,000;
B.	permit, at any time when Platinum and its affiliates collectively beneficially own, in the aggregate, at least 50% in voting power of the stock of Nesco entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of stockholders of Nesco to be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted;
C.	include provisions that are substantially equivalent to Section 203 of the General Corporation Law of the State of Delaware, except that Platinum, ECP (as defined in the Definitive Proxy), Capitol (as defined in the Definitive Proxy) and Blackstone and certain permitted transferees thereof would be exempt; and

D.	include, in addition to the items listed above, certain ministerial amendments, including extension of the waiver of corporate opportunities in favor of certain exempted persons, which includes Platinum, ECP, Capitol and Blackstone, and incorporates by reference the provisions of the Amended and Restated Stockholders’ Agreement (as defined in the Definitive Proxy) of Nesco to be entered into in connection with the Transaction as opposed to the current stockholders’ agreement of Nesco.

Each of the proposals was approved by the requisite vote of the Company’s shareholders. The final voting results for each proposal are described below.

(1)   NYSE Proposal:

For	Against	Abstain
43,982,989	129,071	5,234

(2)   Charter Proposals:

A.
For	Against	Abstain
43,955,577	156,788	4,929
B.

For	Against	Abstain
43,979,563	132,702	5,029
C.

For	Against	Abstain
43,972,544	139,616	5,134
D.

For	Against	Abstain
44,099,687	11,508	6,099

Item 8.01.           OTHER EVENTS.

Press Release

On February 19, 2021, the Company issued a press release (the “Press Release”) announcing the preliminary results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Expiration of Required Waiting Period

The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), in connection with the Transaction expired at 11:59 p.m., Eastern time, on February 16, 2021. The expiration of the waiting period under the HSR Act satisfies one of the conditions to closing the Transaction. The Transaction remains subject to other customary closing conditions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release Issued by Nesco Holdings, Inc., dated February 19, 2021
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 19, 2021	Nesco Holdings, Inc.

/s/ Joshua A. Boone
Joshua A. Boone Chief Financial Officer and Secretary